Item 77 C -- Submission of Matters to a Vote of Security Holders


On April 29, 2002 and May 13, 2002, Special Meetings of shareholders of each Fund listed below were held to consider a number of proposals. On February 28, 2002, the record date of the meeting, each Fund voted on the following items, which are required to be reported under this Item 77C, were approved at the meeting:


Georgia
North Carolina
South Carolina
Virginia

Municipal Bond
Fund
Municipal Bond
Fund
Municipal Bond
Fund
Municipal Bond
Fund
Record Date
Shares
outstanding

11,892,491.258

38,506,401.959

30,492,225.547

12,017,141.327
Shares present
at meeting

10,690,412.062

23,994,878.213

25,123,053.324

10,363,655.177
Percent of
Record Date
Shares present
89.892%
62.314%
82.392%
86.241%

1.	To consider and act upon an Agreement and Plan of
Reorganization for each Fund.

Number of Shares Voted
Georgia
North Carolina
South Carolina
Virginia

 Municipal
Bond Fund
 Municipal
Bond Fund
 Municipal
Bond Fund
 Municipal
Bond Fund
Affirmative

10,501,097.062

23,490,653.213

22,775,696.749

10,167,023.318
Against

4,726.000

73,594.000

231,119.038

2,118.588
Abstain

151,715.000

34,438.000

66,880.537

15,317.271
Broker Non
Votes

168,874.000

396,193.000

2,049,357.000

179,196.000
Total

10,826,412.062

23,994,878.213

25,123,053.324

10,363,655.177

2.	To consider and act upon the Investment Advisory Agreement
between The Wachovia Municipal Funds, on behalf of each Fund, and Evergreen Investment Management Company, LLC, ("EIMC").


Number of Shares Voted
Georgia
North Carolina
South Carolina
Virginia

 Municipal
Bond Fund
 Municipal Bond
Fund
 Municipal
Bond Fund
 Municipal Bond
Fund
Affirmative

10,669,971.062

23,886,846.213
24,841,055.678

10,345,423.620
Against

18,001.000

73,594.000
231,119.038

2,118.588
Abstain

2,440.000

34,438.000
50,878.608

16,112.969
Total

10,690,412.062

23,994,878.213
25,123,053.324

10,363,655.177

3.	To consider and vote upon such other matters as may
properly come before said meeting and any adjournments thereof.
Number of Shares Voted
Georgia
North Carolina
South Carolina
Virginia

 Municipal
Bond Fund
Municipal Bond
Fund
 Municipal
Bond Fund
 Municipal
Bond Fund
Affirmative

1,047,856.062

1,239,121.213

4,734,055.477

680,907.408
Against

9,640,116.000

22,714,334.000

20,291,591.329

9,640,021.950
Abstain

2,440.000

41,423.000

97,406.518

42,725.819
Total

10,690,412.062

23,994,878.213

25,123,053.324

10,363,655.177